UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 8, 2017

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32830	20-2760393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Montgomery Ave. Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 983-0998

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 8, 2017, Sudhakar Shenoy and Ram Mukunda were elected to the Company’s Board of Directors at the convened session of the Annual Meeting, to serve as a Class A and Class C directors, respectively, until the 2020 and 2019 Annual Meeting of stockholders, respectively, and until their respective successors shall be duly elected and qualified, or until their earlier death, resignation or removal from office.
Item 5.07.	Submission of Matters to a Vote of Security Holders.
The disclosure in Items 5.02 above are hereby incorporated by reference into this Item 5.07.
On November 8, 2017, at the Annual Meeting, the Company’s shareholders (i) elected Sudhakar Shenoy and Ram Mukunda to the Company’s Board of Directors; (ii) ratified the appointment of AJSH & Company as the Company’s independent registered public accounting firm for the 2018 fiscal year; (iii) approved the adoption of the IGC’s 2018 Omnibus Incentive Plan for a period of 10 years commencing in 2018 on substantially the same terms as the current shareholder approved 2008 Omnibus Incentive Plan as Amended set to expire in 2018; (iv) approved the compensation of the Company’s named executive officers; and (v) approved to adjourn or postpone of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. Due to lack of quorum, the Board adjourned the voting for Proposals Three and Four as described in the Company’s proxy statement for the Annual Meeting filed with the SEC on October 10, 2017 and identified below under item 8.01.
The total number of shares of the Company’s common stock voted in person or by proxy at the joint 2016-2017 Annual Meeting was 19,135,113 shares, representing approximately 68.57% of the 27,905,272 shares outstanding and entitled to vote at the Annual Meeting. We received a total of 6,883,569 Broker Non-votes. Each director nominee was elected and each other matter submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote, except Proposals Three and Four, which voting was adjourned. The final voting results for each proposal that passed are set forth below.
1. Election of Directors.
Nominee	For	Withhold
Sudhakar Shenoy	12,151,405	100,139
Ram Mukunda	12,159,471	92,073

2.	Proposal to ratify the appointment of AJSH & Company as the Company’s independent registered public accounting firm for the 2018 fiscal year.
For	Against	Abstain
16,146,743	72,649	2,915,721

3.	Proposal Three voting adjourned.
4.	Proposal Four voting adjourned.
5.
Approval the adoption of the IGC’s 2018 Omnibus Incentive Plan for a period of 10 years commencing in 2018 on substantially the same terms as the current shareholder approved 2008 Omnibus Incentive Plan as Amended set to expire in 2018.

For	Against	Abstain
11,933,679	214,502	103,363

6.	Approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.
For	Against	Abstain
8,670,199	286,449	3,294,896

7.            Approval adjourn the meeting to a later date if necessary.

For	Against	Abstain
17,831,901	1,209,947	93,265

Item 8.01.	Other Events.

On November 8, 2017, India Globalization Capital (the “Company”) commenced its joint 2016-2017 Annual Meeting of Stockholders (the joint “Annual Meeting”), as previously scheduled, but adjourned until November 22, 2017, at 12:00 a.m., Eastern Standard Time, the voting for (i) Proposal Three to approve the grant of 1,900,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting and incentive as set by the board of directors and or the CEO; and for (ii) Proposal Four to approve the issuance of up to 2,000,000 shares of the Company’s common stock to Bricoleur Partners, L.P.  The voting was adjourned to allow the Company’s stockholders additional time to vote on the two Proposals that did not pass due to lack of quorum.

Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit proxies from its stockholders only with respect to the Proposals Three and Four of the Annual Meeting. The Company encourages all stockholders who have not yet voted to do so before November 21, 2017 at 11:59 p.m., Eastern Standard Time.

A copy of the press release announcing the adjournment of the Annual Meeting voting for Proposals Three and Four is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.         Description

99.1       Press Release dated November 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Dated: November 13, 2017	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.         Description

99.1       Press Release dated November 13, 2017.